UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 9, 2017

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 9, 2017, The District Court of Harris County, Texas entered an interlocutory Order declaring that Navidea Biopharmaceuticals, Inc. (the “Company”) and its subsidiary, Macrophage Therapeutics, Inc., committed one or more events of default under its loan agreement with Capital Royalty Partners II L.P., as Secured Party and as Control Agent, Capital Royalty Partners II – Parallel Fund “A” L.P., as Secured Party, and Parallel Investment Opportunities Partners II L.P., as Secured Party (collectively, “CRG”), as of May 8, 2015. As part of the Order, the Court granted CRG the right to exercise its remedies provided in Section 11.01 of the loan agreement and 4.05 of the related security agreement. The Order is not final. The Company is exploring its options with respect to the Order, including without limitation filing a motion to set aside the Order or to clarify the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 16, 2017	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer